Exhibit 23.9

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Form F-1 of our report dated April 29, 2025, except for the last section of Note 12 as to which the date is August 7, 2025, relating to the financial statements of Global Star Acquisition Inc. for the years ended December 31, 2024 and 2023 appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

New York, NY

August 7, 2025